UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 24, 2009

(Date of Report/Date of earliest event reported)

SOLO CUP COMPANY

(Exact name of registrant as specified in its charter)

Commission file number 333-116843

Delaware	47-0938234
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1700 Old Deerfield Road Highland Park, Illinois	60035
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 847/831-4800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events.

On June 24, 2009, Solo Cup Company (the “Company”) and its indirect wholly-owned subsidiary Solo Cup Operating Corporation (“SCOC”) priced $300 million aggregate principal amount of 10.5% senior secured notes due 2013 (the “notes”) in their previously-announced offering to qualified institutional buyers in the United States pursuant to Rule 144A and outside the United States pursuant to Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The issue price is 97.928% of the principal amount of the notes. The closing of the sale of the notes is expected to occur on or about July 2, 2009, subject to customary closing conditions and the concurrent closing of a new asset-based revolving credit facility providing for borrowings of up to $200 million, subject to borrowing base limitations. The notes will be guaranteed by certain of the Company’s direct and indirect subsidiaries (other than SCOC, which will be a co-issuer of the notes) on a senior secured basis.

The proceeds from the offering of the notes, together with initial borrowings under the new asset-based revolving credit facility, will be used to repay all amounts outstanding under the Company’s existing first lien credit agreement and to pay the fees, expenses and other costs relating to the offering, the new asset-based revolving credit facility and the repayment of all amounts outstanding under the Company’s existing first lien credit agreement.

The senior secured notes and the related guarantees have not been registered under the Securities Act and may not be offered or sold in the United States without registration or an applicable exemption from registration requirements. This report shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, the notes or the related guarantees in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements include statements concerning the offering of the notes and the new asset-based revolving credit facility and involve risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements. Such statements are based on management’s current reasonable and good faith expectations. A number of risks and uncertainties could cause results to differ from forward-looking statements. These risks and uncertainties include, among others, our ability to refinance and access credit markets, the impact of our debt on our cash flow and operating flexibility, the effect of the continuing economic downturn, fluctuations in demand for the Company’s products and increases in energy, raw material and other manufacturing costs. For further details of these and other risks and uncertainties that may impact forward-looking statements and the Company’s business and financial results, see information set forth under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 28, 2008, and in our other filings made from time to time with the Securities and Exchange Commission (SEC). The Company does not undertake any obligation to update or revise any forward-looking statements as a result of new information, future events, changed assumptions or otherwise; and all forward-looking statements speak only as of the time when made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLO CUP COMPANY

By:	/s/ Robert D. Koney, Jr.
Robert D. Koney, Jr.
Chief Financial Officer

Date: June 24, 2009